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                                                                   Exhibit 10.14

                       CONSOLIDATED SETTLEMENT AGREEMENT
                       ---------------------------------

                              SETTLEMENT AGREEMENT
                                       AND
                                 MUTUAL RELEASE

                  This Settlement Agreement and Mutual Release (the "Agreement") is entered into this ____ day of February, 1996, by and among CONSOLIDATED STORES CORPORATION, a Delaware corporation, CONSOLIDATED STORES CORPORATION, an Ohio corporation (collectively "CSC"), BRADY J. CHURCHES ("Churches"), MARK N. HANNERS ("Hanners"), JERRY SOMMERS ("Sommers"), MAZEL COMPANY L.P. ("Mazel") and ODD-JOB HOLDINGS, INC. ("Odd-Job").

                  WHEREAS, CSC has commenced litigation against Churches, Hanners and Sommers in the Common Pleas Court of Franklin County, Ohio, Case No. 95CVH07-4520 (the "Lawsuit") asserting various claims including specific performance of agreement not to solicit employees, specific performance of covenants not to compete, breach of contract, breach of fiduciary duty, and claims for an accounting and disgorgement of benefits, and

                  WHEREAS, Churches, Hanners and Sommers have asserted counterclaims for declaratory judgment, injunctive relief, breach of contract and tortious interference with prospective contractual relations, and

                  WHEREAS, these claims and counterclaims relate to the former employment of Churches, Hanners and Sommers with CSC, their written employment agreements, and their discussions with representatives of Mazel and/or ZS Fund L.P. about leaving CSC's employment to become employed by or provide services to various business entities, and

                  WHEREAS, the parties have reached agreement as to settlement of the Lawsuit and a release of all claims arising from the employment of Churches, Hanners and Sommers with

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CSC, their employment agreements, and the employment of Churches, Hanners and
Sommers by Mazel and/or related business entities,

                  NOW, THEREFORE, in consideration of the execution of this Agreement, the promises and releases provided for herein and the dismissal with prejudice of all claims and counterclaims in the Lawsuit, the parties agree as follows:
                  1. The restrictions provided in paragraphs two, three and four of this Agreement shall remain in place and effect until April 25, 1997.

                  2. Churches, Hanners and Sommers shall not, directly or indirectly, be employed by, render services to or buy merchandise for MacFrugals, Schottenstein Stores Corporation, Value City Stores, Value City Furniture, Tuesday Morning, Inc., Family Dollar, Dollar General and Drug Emporium, or any "Affiliates" (as hereinafter defined), subsidiaries, parents, brother or sister entities, or any successors or assigns of any of these companies. Defendants may wholesale goods to the above listed entities as well as other entities, as long as such sales occur in the ordinary course of business. For all purposes under this Agreement, the term "Affiliate" shall have the definition given in paragraph (a)(1) of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  3. Churches, Hanners and Sommers shall not, directly or indirectly, for the benefit of themselves or others, either as principals, agents, managers, consultants, owners or part owners, employees, officers, directors, distributors, dealers, representatives, joint venturers, or otherwise, (a) open or acquire any general merchandise closeout store within ten miles of any Odd Lots/Big Lots store which was open or under construction at the date of execution of this Agreement, (b) open or acquire any general merchandise closeout store within ten miles of any

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All for One, It's Really $1.00 or Itzadeal! Store which was open or under construction at the date of execution of this Agreement, or (c) open or acquire any toy store or similar concept within ten miles or any Toy Liquidators, Toys Unlimited or The Amazing Toy Store which was open or under construction at the date of execution of this Agreement. The opening or acquisition of any such store by Mazel or any of its Affiliates, Odd-Job or any of its Affiliates, or any other entity by whom Churches, Hanners or Sommers are employed or with whom Churches, Hanners or Sommers is affiliated shall be deemed to be the opening or acquisition of any such store by Churches, Hanners and Sommers. Further, CSC has provided Churches, Hanners and Sommers with a list of all existing stores and those under construction; the list is attached hereto and marked as Exhibit A and shall be kept confidential.

                  4. Churches, Hanners and Sommers shall not, directly or indirectly, for the benefit of themselves or others, either as principals, agents, managers, consultants, owners or part owners, employees, officers, directors, distributors, dealers, representatives, joint ventures, or otherwise, solicit to hire or hire or employ in any fashion, any current or future employee of CSC (or any of CSC's existing Affiliates) or any employee who terminates his or her employment with CSC (or any of CSC's existing Affiliates). Employees shall be defined as "any General Office employee or any individual employed by CSC or its related entities at the manager level or higher." Hiring or soliciting to hire any such employee by Mazel or Odd-Job or any other entity by whom Churches, Hanners or Sommers are employed or with whom Churches, Hanners or Sommers are affiliated shall be deemed to be hiring or soliciting to hire by Churches, Hanners and Sommers.

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                  5. Churches, Hanners and Sommers shall not disclose any of
CSC's confidential information acquired by them during, or as a result of, their employment with CSC to any person, or otherwise use this confidential information in any way at any time. All confidential information shall remain the exclusive property of CSC, and any confidential information in the form of documents or other tangible materials or items in the possession of Churches, Hanners and Sommers shall be returned to CSC simultaneously with the execution of this Agreement. Confidential information shall include trade secrets and other proprietary information of CSC which is not in the public domain and which relates to the business or the contemplated business of CSC or any of its subsidiaries or affiliated companies. For purposes of this paragraph, the mere identity of a vendor or purchaser of wholesale or retail goods shall not be deemed to be confidential information.

                  6. Sommers and Hanners may retain all salary payments they have received from CSC for the period through and including October 31, 1995. All salary in excess of these amounts that has been paid to Sommers and Hanners as of the date of this Agreement shall be returned to CSC immediately upon execution of this Agreement. All salary paid into escrow by CSC on behalf of Churches shall be immediately released and returned to CSC upon execution of this Agreement. CSC shall, within five (5) days of execution of this Agreement, issue corrected W-2 forms to Churches, Hanners and Sommers. For W-2 purposes, the value of the vehicle delivered by CSC to Churches shall be the fair market value of the vehicle, which CSC and Churches understand and agree is $19,175.

                  7. The parties to the Lawsuit shall dismiss it with prejudice, shall pay their respective attorney fees and shall divide the court costs equally between plaintiff and defendants.

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                  8. CSC and its subsidiaries, affiliates, principals, agents, managers, consultants, owners, employees, officers, partners, and directors and Mazel, Odd-Job, and their respective affiliates, principals, agents, managers, consultants, owners, employees, partners, and directors, and officers, including Churches, Sommers and Hanners agree that, from and after the date of this Agreement, they, and their present and future officers, directors, and management level employees shall not make any disparaging or derogatory statements with respect to the parties past business relationships or each other's integrity, business or professional qualifications, or status.

                  9. Subject to paragraph 11 hereof, CSC, for itself and its subsidiaries, affiliates, principals, agents, managers, consultants, owners, employees, officers, partners and directors, hereby release and forever discharge Churches, Hanners, Sommers, Mazel and OddJob, their respective affiliates, principals, agents, managers, consultants, owners, employees, partners, directors and officers, from any and all liabilities, claims, demands, damages, expenses, actions and/or causes of action of any kind or description, in any manner, directly or indirectly, arising from or relating to the Lawsuit, arising from or relating the former employment of Churches, Hanners and Sommers with CSC, arising from or relating to the written employment agreements which are the subject of the Lawsuit, or arising from or relating to any solicitation of Churches, Hanners and Sommers by or on behalf of Mazel, its subsidiaries, affiliates, principals, agents, managers, consultants, owners, employees, officers, partners and directors. For purpose of this paragraph 9, Mazel's affiliates, principals, agents, managers, consultants, owners, employees, partners, directors and officers shall include, without limitation, ZS Mazel L.P., ZS

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Mazel II L.P., ZS Fund L.P., ZS Mazel, Inc., Odd-Job Holdings, Inc. (and
Affiliates), Reuven D. Dessler, Ned L. Sherwood and Robert A. Horne.

                  10. Subject to paragraph 11 hereof, Churches, Hanners, Sommers, Mazel and Odd-Job, and their respective subsidiaries, Affiliates, principals, agents, managers, consultants, owners, employees, partners, directors and officers, hereby release and forever discharge CSC, and its subsidiaries, affiliates, principals, agents, managers, consultants, owners, employees, officers, partners and directors, from any and all liabilities, claims, demands, damages, expenses, actions and/or causes of action of any kind or description, in any manner, directly or indirectly, arising from or relating to the Lawsuit, arising from or relating to the employment of Churches, Hanners and Sommers with CSC or arising from or relating to the written employment agreements which are the subject of the Lawsuit.

                  11. Notwithstanding the foregoing two paragraphs and/or anything else in this Agreement, it is expressly understood and agreed that this Agreement does not release or in any way affect any rights or claims which may arise or accrue hereafter as a result of a breach of this Agreement.

                  12. Each of the parties hereto further states that it or he, as the case may be, has read and understands this Agreement and has freely and voluntarily and without duress or compulsion executed this Agreement and fully and knowingly intends to be legally bound by the same.

                  13. The parties agree that this Agreement shall be governed by and construed in accordance with Ohio law. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the Court of Common Pleas for Franklin

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County, Ohio, and each party hereto hereby waives any and all challenges to jurisdiction and venue in that court.

                  14. The parties agree that this Agreement shall not be modified except in a writing signed by all parties hereto.

                  IN WITNESS WHEREOF, each of the parties has executed this Settlement Agreement and Mutual Release as of the day and year first above written.

                           CONSOLIDATED STORES CORPORATION,
                           A DELAWARE CORPORATION


                           By: /s/ William G. Kelley
                              ----------------------------------------
                               WILLIAM G. KELLEY
                               Chairman and Chief Executive Officer

                           CONSOLIDATED STORES CORPORATION,
                           AN OHIO CORPORATION


                           By: /s/ William G. Kelley
                              ----------------------------------------
                              WILLIAM G. KELLEY
                              Chairman and Chief Executive Officer



                           /s/ Brady J. Churches
                           -------------------------------------------
                           BRADY J. CHURCHES



                            /s/ Mark N. Hanners
                           -------------------------------------------
                           MARK N. HANNERS




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                             /s/ Jerry D. Sommers
                             -------------------------------------
                             JERRY D. SOMMERS



                             MAZEL COMPANY L.P.



                             By: /s/ Robert A. Horne
                                ----------------------------------
                                Authorized Agent



                             ODD-JOB HOLDINGS, INC.


                             By: /s/ Robert A. Horne
                                ----------------------------------
                                Authorized Agent





COLUMBUS/212031.04



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